EXHIBIT 10.1

THIRD AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of April     , 2014, is entered into by and among PCM, INC., a Delaware corporation formerly known as PC Mall, Inc. (“PCM”), PCM SALES, INC., a California corporation formerly known as PC Mall Sales, Inc. (“PCM Sales”), PCM LOGISTICS, LLC, a Delaware limited liability company formerly known as AF Services, LLC (“PCM Logistics”), PCMG, INC., a Delaware corporation formerly known as PC Mall Gov, Inc. (“PCMG”), M2 MARKETPLACE, INC., a Delaware corporation formerly known as Onsale, Inc. (“M2”), ABREON, INC., a Delaware corporation formerly known as AV Acquisition, Inc. (“Abreon”), MALL ACQUISITION SUB 4 INC., a Delaware corporation (“Acquisition 4”), MALL ACQUISITION SUB 5 INC., a Delaware corporation (“Acquisition 5”), PCM BPO, LLC, a Delaware limited liability company formerly known as OSRP, LLC (“PCM BPO”), and ONSALE HOLDINGS, INC., an Illinois corporation (“Holdings”), jointly and severally as co-borrowers (each a “Borrower” and collectively “Borrowers”), WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as administrative and collateral agent for the Lenders (in such capacity, “Agent”) and the Lenders signatory hereto.

RECITALS

A.                                    Borrowers, Agent and the several financial institutions from time to time party to thereto as lenders (“Lenders”) have previously entered into that certain Third Amended and Restated Loan and Security Agreement dated as of March 22, 2013 (as amended, modified, supplemented, extended or restated from time to time, the “Loan Agreement”), pursuant to which Agent and Lenders have made certain loans and financial accommodations available to Borrowers.  Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

B.                                    Borrowers have requested that Agent and the Lenders amend the Loan Agreement, which Agent and the Lenders are willing to do pursuant to the terms and conditions set forth herein.

C.                                    Borrowers are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Loan Agreement are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                      Amendments to Loan Agreement.

(a)                                 The following definition is hereby added to the Loan Agreement as Section 1.102(A):

“1.102(A)   “Specified Apple Inventory” shall mean any Inventory of Borrowers supplied by Apple Computer with the SKU codes and purchased dates approved by Agent in writing.”

(b)                                 The following definition is hereby added to the Loan Agreement as Section 1.102(B):

“1.102(B)   “Specified Apple Inventory Sublimit” shall mean an amount equal to Fifteen Million Dollars ($15,000,000); provided, however, commencing on April 25, 2014, and on Friday of each week thereafter, the Specified Apple Inventory Sublimit shall be reduced by an amount equal to Eight Hundred Forty Thousand Dollars ($840,000) until such time as the Specified Apple Inventory Sublimit equals $0.”

(c)                                  Section 2.1(a)(ii)(A) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(A)                         the sum of (1) sixty percent (60%) of the Value of Eligible Inventory not consisting of office supplies (held for sale by Borrowers), refurbished Inventory, Slow Moving Inventory, or the Inventory described in clause (3) immediately below, not to exceed eighty-five percent (85%) of the Appraised Liquidation Value of such Eligible Inventory, plus (2) the lesser of Two Million Dollars ($2,000,000) or forty percent (40%) of the Value of Eligible Inventory consisting of office supplies (held for sale by Borrowers), refurbished Inventory or Slow Moving Inventory and not consisting of the Inventory described in clause (3) immediately below, not to exceed eighty-five percent (85%) of the Appraised Liquidation Value of such Eligible Inventory, plus (3) the sum of: (x) eighty percent (80%) of the Value of Eligible Inventory that is in its original closed box, that has been held by Borrowers no more than one hundred twenty (120) days, and for which Apple Computer, upon its repossession thereof, is committed to pay to Agent the sum of the purchase prices thereof, net of certain rebates and other allowances, pursuant to the terms and provisions of the Apple Intercreditor Agreement, plus (y) the lesser of (I) the Specified Apple Inventory Sublimit, and (II) sixty-five percent (65%) of the Value of Eligible Inventory consisting of Specified Apple Inventory that is in its original closed box and that has been held by Borrowers more than one hundred twenty (120) days, but less than two hundred forty-one (241) days; provided, that, the total sum available under this Section 2.1(a)(ii)(A) based upon Eligible Inventory that is in transit from Apple Computer to Borrowers shall not exceed Two Million Dollars ($2,000,000) at any time, unless Borrowers have provided Agent with a current borrowing base certificate (separately identifying such in-transit Eligible Inventory and with such supporting documentation acceptable to Agent and Borrowers as Agent may reasonably request), which certificates shall be in form reasonably satisfactory to Agent, in which case, for a period of five (5) Business Days after Lender’s receipt and satisfactory review of such certificates, the total sum available hereunder based upon such in-transit Eligible Inventory shall not exceed Twelve Million Dollars ($12,000,000); or”

2.                                      Conditions Precedent to Effectiveness of this Amendment.  This Amendment shall not become effective until all of the following conditions precedent shall have been satisfied in the sole discretion of Agent or waived by Agent:

(a)                                 Agent shall have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

(b)                                 Borrowers shall pay to Agent, for the benefit of Lenders in accordance with their Pro Rata Shares (calculated under clause (c) of the definition of Pro Rata Share), a closing fee in an amount equal to Thirty Thousand Dollars ($30,000), which fee shall be fully earned as of and payable on the date hereof.

(c)                                  Agent shall have received all other documents and legal matters in connection with the transactions contemplated by this Amendment and such documents shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent.

3.                                      Representations and Warranties.  Each Borrower represents and warrants as follows:

(a)                                 Authority.  Each Borrower has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Financing Agreements (as amended or modified hereby) to which it is a party.  The execution, delivery and performance by each Borrower of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restriction binding on any Borrower.  No other corporate proceedings are necessary to consummate such transactions.

(b)                                 Enforceability.  This Amendment has been duly executed and delivered by each Borrower.  This Amendment and each Financing Agreement (as amended or modified hereby) is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, and is in full force and effect.

(c)                                  Representations and Warranties.  The representations and warranties contained in each Financing Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct on and as of the date hereof as though made on and as of the date hereof.

(d)                                 Due Execution.  The execution, delivery and performance of this Amendment are within the power of each Borrower, have been duly authorized by all necessary corporate or company action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on such Borrower.

(e)                                  No Default.  No event has occurred and is continuing that constitutes a Default or Event of Default.

4.                                      Choice of Law.  The validity of this Amendment, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of California.

5.                                      Counterparts.  This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

6.                                      Reference to and Effect on the Financing Agreements.

(a)                                 Upon and after the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the other Financing Agreements to “the Loan Agreement”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(b)                                 Except as specifically set forth in this Amendment, the Loan Agreement and all other Financing Agreements, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of Borrowers to Agent and Lenders without defense, offset, claim or contribution.

(c)                                  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Financing Agreements, nor constitute a waiver of any provision of any of the Financing Agreements.

7.                                      Ratification.  Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement and the Pledge Agreement, as amended hereby, and the other Financing Agreements effective as of the date hereof.

8.                                      Estoppel.  To induce Agent and Lenders to enter into this Amendment and to induce Agent and Lenders to continue to make advances to Borrowers under the Loan Agreement, each Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default.

9.                                      Integration.  This Amendment, together with the other Financing Agreements, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

10.                               Severability.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.                               Submission of Amendment.  The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or any Lender to waive any of their respective rights and remedies under the Financing Agreements, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

BORROWERS:

PCM, INC.,
a Delaware corporation

By:	/s/ Brandon H. LaVerne
Name:	Brandon H. LaVerne
Title:	Chief Financial Officer

PCM SALES, INC.,
a California corporation

By:	/s/ Stephen W. Moss
Name:	Stephen W. Moss
Title:	President

PCM LOGISTICS, LLC,
a Delaware limited liability company

By:	/s/ Simon Abuyounes
Name:	Simon Abuyounes
Title:	President

PCMG, INC.,
a Delaware corporation

By:	/s/ Alan Bechara
Name:	Alan Bechara
Title:	President

BORROWERS:

M2 MARKETPLACE, INC.,
a Delaware corporation

By:	/s/ Dan DeVries
Name:	Dan DeVries
Title:	President

ABREON, INC.,
a Delaware corporation

By:	/s/ Howard Schapiro
Name:	Howard Schapiro
Title:	President

MALL ACQUISITION SUB 4 INC.,
a Delaware corporation

By:	/s/ Brandon H. LaVerne
Name:	Brandon H. LaVerne
Title:	President

MALL ACQUISITION SUB 5 INC.,
a Delaware corporation

By:	/s/ Brandon H. LaVerne
Name:	Brandon H. LaVerne
Title:	President

BORROWERS:

PCM BPO, LLC,
a Delaware limited liability company

By:	/s/ Simon Abuyounes
Name:	Simon Abuyounes
Title:	President

ONSALE HOLDINGS, INC.,
an Illinois corporation

By:	/s/ Sam Khulusi
Name:	Sam Khulusi
Title:	President

AGENT AND LENDERS:	WELLS FARGO CAPITAL FINANCE, LLC,
as Agent and as a Lender

	By:	/s/ Dennis King
	Name:	Dennis King
	Title:	Vice President

BANK OF AMERICA, N.A.,
as a Lender

	By:	/s/ Matthew Van Steenhuyse
	Name:	Matthew Van Steenhuyse
	Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION
as a Lender

	By:	/s/ Fred Kiehne
	Name:	Fred Kiehne
	Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A.,
as a Lender

	By:	/s/ Annaliese Fisher
	Name:	Annaliese Fisher
	Title:	Authorized Officer